Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AMENDMENT (this “Amendment”) is made and entered into as of June 8, 2007, by and among VOLUME SERVICES AMERICA, INC., a Delaware corporation (“VSA”), VOLUME SERVICES, INC., a Delaware corporation (“VS”), SERVICE AMERICA CORPORATION, a Delaware corporation (“SAC”) (VSA, VS and SAC are sometimes collectively referred to herein as the “Borrowers” and individually as a “Borrower”), CENTERPLATE, INC., a Delaware corporation (“Holdings”), the Lenders signatory hereto, and GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and as the Administrative Agent (the “Administrative Agent”).
Statement of Facts
     A. Borrowers, Holdings, the Lenders, and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 1, 2005 , as amended by that certain First Amendment to Credit Agreement dated as of April 15, 2005, and as further amended by that certain Consent and Amendment dated as of September 30, 2005 (as so amended, the “Credit Agreement”; capitalized terms used but not defined in this Amendment have the meanings given in the Credit Agreement, as amended by this Amendment), whereby the Lenders have made certain extensions of credit to Borrowers.
     B. Borrowers and the other Loan Parties seek the Lenders’ consent to amend certain provisions of the Credit Agreement as provided for herein.
Statement of Terms
     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Amendment. Subject to the terms and conditions of this Amendment, including without limitation Section 6 hereof, the Credit Agreement is hereby amended as follows:
          (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in proper alphabetical order:
          “Permitted Capital Expenditure Carryover Amount” means, for any annual fiscal period, an amount equal to the Carry Over Amount (as such term is defined in Section 6.15(a) of this Agreement) for such annual fiscal period, to the extent and only to the extent that such Carry Over Amount has in fact been used by Holdings and its Subsidiaries on or before December 31st of such annual fiscal period to make permitted Capital Expenditures.
          “Third Amendment” shall mean that certain Third Amendment to Credit Agreement dated as of June 8, 2007 by and among Holdings, the Borrowers, the Lenders party thereto and the Administrative Agent”.
          “Third Amendment Effective Date” shall have the meaning given to such term in the Third Amendment.

          (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Projected Annual Dividend Shortfall Amount” and substituting in lieu thereof the following new definition to read in its entirety as follows:
          “Projected Annual Dividend Shortfall Amount” shall mean, for any Annual Fiscal Period, an amount equal to the sum of (a) the amount shown below for such Annual Fiscal Period plus (b) the Permitted Capital Expenditure Carryover Amount, if any, for such Annual Fiscal Period:

Annual Fiscal Period 2005	$9,200,000
Annual Fiscal Period 2006	$15,800,000
Annual Fiscal Period 2007	$17,700,000
Annual Fiscal Period 2008	$3,900,000
Annual Fiscal Period 2009	$9,800,000
Annual Fiscal Period 2010	$10,900,000
          (c) Section 1.1 of the Credit Agreement is hereby further amended by adding the following new sentence at the end of the definition of “Dividend Payment Amount” to read in its entirety as follows:
“Notwithstanding anything to the contrary above in this definition or elsewhere in this Agreement, on and after the Third Amendment Effective Date Borrowers shall not use any portion of the Unrestricted Cash on Hand or the proceeds of Available Revolving Loan Advance for the purpose of funding the payment of any Dividend Payment Amount unless and until Borrowers shall have first used all funds on deposit in the Dividend/CapEx Funding Account as of the Third Amendment Effective Date to pay such Dividends, to pay Deferred Subordinated Note Interest to the extent otherwise permitted under Section 6.16 or to make permitted Capital Expenditures.”
     2. Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Amendment and the Confirmation attached hereto have been duly authorized, executed and delivered by such Borrower and any other Loan Party signatory thereto, (b) no Default or Event of Default has occurred and is continuing as of this date, and (c) all of the representations and warranties made by Holdings, Borrowers or any of the other Loan Parties in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment and after giving effect to this Amendment (except to the extent that any such representations or warranties (i) expressly referred to a specific prior date, or (ii) have changed based upon events expressly permitted by the Credit Agreement).

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     3. Ratification. Each Borrower hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and all other documents delivered by such Borrower in connection therewith (including without limitation the other Loan Documents to which such Borrower is a party), effective as of the date hereof and after giving effect to this Amendment.
     4. Release. (a) Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and Lenders, in their respective capacities as Administrative Agent and Lenders under the Credit Agreement, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date that this Amendment is executed by all parties, in each case solely for or on account of or relating to the Credit Agreement, any of the other Loan Documents or the transactions thereunder or related thereto, but not including any Claims based on (i) any unfulfilled Borrowing request that remains outstanding as of the date of this Amendment and for which a request for Borrowing has been properly given by Borrower Representative under the Credit Agreement but not yet funded by Lenders, or (ii) checks, wire transfers or other matters which are ancillary to the credit transactions contemplated by the Credit Agreement.
     (b) Each Loan Party understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
     (c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above..
     5. Reimbursement of Expenses. Additionally, Borrowers hereby agree, on a joint and several basis, to reimburse the Administrative Agent and the Lenders on demand for all reasonable costs and expenses (including without limitation reasonable attorney’s fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

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     6. Conditions to Effectiveness. This Amendment shall be effective as of the date of this Amendment (the “Third Amendment Effective Date”), subject to satisfaction of each of the following conditions precedent:
     (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed, completed and delivered by Borrowers, the Administrative Agent and each of the Required Lenders;
     (b) the Administrative Agent shall have received counterparts of the Confirmation attached to this Amendment, duly executed, completed and delivered by each Loan Party party thereto; and
     (c) the Administrative Agent shall have received payment by 3:00 P.M. (New York time), June 12, 2007 from Borrowers of the Amendment Fee (defined below) for the account of the Lenders that have duly executed and delivered a counterpart of this Amendment to the Administrative Agent on or prior to 5:00 P.M. (New York time), June 8, 2007.
     7. Amendment Fee. Borrowers hereby agree to pay to each Lender that executes and delivers a counterpart of this Amendment to the Administrative Agent on or prior to 5:00 P.M. (New York time), June 8, 2007 (such Lender referred to herein as a “Consenting Lender”), an amendment fee (the “Amendment Fee”) an amount equal to the sum of (1) the product of 0.10% multiplied by the amount of such Lender’s Revolving Credit Commitment plus the (2) the product of 0.10% multiplied by the outstanding principal amount of such Lender’s Term Loans as of the Third Amendment Effective Date. Borrower shall pay the Amendment Fee in immediately available funds to the Administrative Agent for distribution to the Consenting Lenders on or prior to 3:00 P.M. (New York time), June 12, 2007; provided, however, that the Amendment Fee shall not be due and payable by Borrowers (or distributed by the Administrative Agent) to Consenting Lenders unless and until all of the conditions precedent set forth in Section 6(a) and (b) of this Amendment shall have been satisfied. Any such Amendment Fees shall be distributed by the Administrative Agent to Consenting Lenders within five (5) Business Days after receipt thereof from Borrower, provided that all conditions precedent in Section 6 (a) and (b) have been satisfied.
     8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.
     9. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, each Borrower hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

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     10. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.
     11. Entire Agreement. The Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.
     12. No Other Amendments, Waivers or Amendments. Except for the amendments set forth in Section 1 above, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Administrative Agent’s and the Lenders’ security interests in, security titles to or other Liens on any Collateral.
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     IN WITNESS WHEREOF, the parties have caused this Third Amendment to Credit Agreement be duly executed by their respective duly authorized officers, as of the date first above written.

VOLUME SERVICES AMERICA, INC.

By: Name: Title:

VOLUME SERVICES, INC.

By: Name: Title:

SERVICE AMERICA CORPORATION

By: Name: Title:

CENTERPLATE, INC.

By: Name: Title:
[Signature Page to Third Amendment to credit agreement]

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and as Administrative Agent

By: Name: Title:
[Signature Page to Third Amendment to credit agreement]

, as a Lender

By: Name: Title:
[Signature Page to Third Amendment to credit agreement]

CONFIRMATION
     Each of the undersigned Persons hereby acknowledges, consents and agrees to the terms of the foregoing Amendment and agrees and confirms that its obligations under each Loan Document to which it is a party will continue in full force and effect after giving effect to such Amendment.
     This 8th day of June, 2007.

SERVICE AMERICA CONCESSIONS CORPORATION, a Maryland corporation
By:
Name:
Title:

SERVICE AMERICA OF TEXAS, INC., a Texas corporation
By:
Name:
Title:

V.S.I. OF MARYLAND, INC., a Maryland corporation
By:
Name:
Title:

[Signature Page to Third Amendment to credit agreement]